Exhibit 3.1

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED BYLAWS

OF THOMAS GROUP, INC.

The following Amendment No. 1 to the Amended and Restated Bylaws of Thomas Group, Inc. (the “Bylaws”), is adopted by the Board of Directors of Thomas Group, Inc. as of March 25, 2009:

The Bylaws are amended by restating Article VII, Section 1 in its entirety as follows:

“Section 1.       STOCK CERTIFICATES.  Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL.  Each holder of capital stock of the Corporation represented by certificates and upon request, each holder of uncertificated shares, shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates for shares of capital stock of the Corporation signed by or in the name of the Corporation by (a) the Chairman of the Board or the President and (b) any of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or any employee, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder.  In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise stated in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof (a) a written notice containing the information required to be set forth or stated on certificates pursuant to this paragraph or Sections 151, 156, 202(a) or 218(a) of the DGCL, or (b) with respect to this paragraph or Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.”

The Bylaws are also amended by restating Article VII, Section 4 in its entirety as follows:

“Section 4.       TRANSFERS OF CAPITAL STOCK.  Shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and these Bylaws.  Transfers of shares of capital stock of the Corporation shall be made on the stock records of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer or accompanied by a duly executed stock transfer power, and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.”